FOR IMMEDIATE RELEASE

Investor Contacts:
Richard T. Schumacher, President & CEO	Pressure BioSciences, Inc.
Edward H. Myles, Senior Vice President of Finance & CFO	(508) 230-1828 (T)

Pressure BioSciences, Inc. Reports First Quarter 2008

Financial Results and Provides Business Update

South Easton, MA, May 1, 2008 /PRNewswire-FirstCall/ -- Pressure BioSciences, Inc. (Nasdaq: PBIO - News) (“PBI”) today announced that total revenue for the first quarter of 2008 was $132,376 compared to $131,621 for the comparable period in the prior year. Revenue from the sale of PCT products and services was $81,473 for the three months ended March 31, 2008 as compared to $37,943 for the prior year period. During the first quarter of 2008, we completed the installation of seven PCT Sample Preparation Systems (“PCT Systems”), as compared to one in the first quarter of 2007. Also contributing to the increase in revenue was an increase in the number of PULSE Tubes and ProteoSolve-lrs kits sold. The Company also recorded $50,903 of grant revenue during the first quarter of 2008 as compared to $93,678 in the same period in the prior year. This decrease in grant revenue was due to a shift in resources from grant related activities to other research and development projects.

Edward H. Myles, Senior Vice President of Finance and CFO commented: "During the first quarter of 2008, we completed the installation of seven PCT Sample Preparation Systems. Four of these installations were under lease and rental agreements; therefore, the revenue will be recognized over the life of each respective agreement. The remaining three installations were outright sales of our PCT Systems.”

Mr. Myles continued: “As noted previously, our stated commercialization strategy is centered upon increasing the installed base of PCT Sample Preparation Systems so that we can continue to realize increases in our recurring revenue streams from PULSE Tubes, ProteoSolve-lrs kits, and extended service contracts. During the first quarter of 2008, we saw an increase in sales of our PULSE Tubes and ProteoSolve products. We believe this is an indication that scientists who have adopted our technology are using PCT to address their sample preparation needs for a greater portion of their experiments.”

Richard T. Schumacher, Founder, President, and CEO of Pressure BioSciences, Inc. said: "The number of installations during the first quarter of 2008 was essentially flat when compared to Q3 and Q4 of 2007. However, we are very encouraged by the feedback that we are receiving from the field and from the data being generated in our laboratories and in the laboratories of our collaborators. We are also encouraged by the increase in consumable PCT products sales.”

Mr. Schumacher continued: “The number of calls we have received related to our PCT product line has continued to increase, as has the number of requests for PCT System quotations for grant submissions. We have made measurable progress on our 2008 goals related to the development of a new PCT instrument, a new PCT consumable, and a new ProteoSolve kit. Our sales team is benefiting tremendously from the leadership of our newly hired (February 25, 2008) Vice President of Sales, Mr. Matthew Potter. We look to the remainder of 2008 with enthusiasm as we believe our achievements in the first quarter of 2008 position us well to accomplish our 2008 commercialization goals of converting research scientists who are excited about our technology into revenue-generating customers and active supporters of the PCT Sample Preparation System.”

About Pressure BioSciences, Inc.

Pressure BioSciences, Inc. (PBI) is a publicly-traded company focused on the development of a novel, enabling technology called pressure cycling technology (PCT). PCT uses cycles of hydrostatic pressure between ambient and ultra-high levels (up to 35,000 psi and greater) to control bio-molecular interactions. PBI currently holds 13 US and 6 foreign patents covering multiple applications of PCT in the life sciences field, including in such areas as genomic and proteomic sample preparation, pathogen inactivation, the control of chemical reactions, immunodiagnostics, and protein purification.

Financial Teleconference and Web-cast

As announced on April 30, 2008, the Company will host a teleconference at 9:00 a.m. ET on Friday, May 2, 2008 to discuss its first quarter 2008 financial results and to provide a business update.

To attend this teleconference via web-cast, please go to the Company's website: www.pressurebiosciences.com.

To attend this teleconference via telephone, please dial:

(877) 852-6580
Participant code: 6004226

For those unable to participate in the live teleconference, a replay will be available approximately one hour after the call ends through June 2, 2008, and will be accessible through the Company's website. To access the replay, please dial (888) 203-1112 and enter code 6004226.

Forward Looking Statements

Statements contained in this press release regarding the Company's intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding the Company’s expectations for 2008, the anticipated benefits and results of the Company’s sales force efforts, and beliefs regarding the validation of the Company’s technology due to the Company’s sales of PCT Systems and consumables. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: possible difficulties or delays in the implementation of the Company's strategies that may adversely affect the Company's continued commercialization of its PCT Sample Preparation System; changes in customers needs and technological innovations; if the Company's expenses are higher than anticipated or if the Company's revenues do not increase, the Company may not have sufficient cash to support its planned activities and the Company may be unable to obtain financing on acceptable terms; the Company’s sales force may not be successful in selling the Company’s PCT product line because scientists may not perceive the advantages of PCT over other sample preparation methods; and the Company may be unable to develop new PCT-related products that are perceived by potential customers as having advantages over current technologies and techniques. Additional risks and uncertainties that could cause actual results to differ materially from those indicated by these forward-looking statements are discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed by the Company from time to time with the SEC. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.

Visit us at our website http://www.pressurebiosciences.com

Consolidated Statements of Operations
	For the Three Months Ended
	March 31,

	2008	2007

REVENUE:
PCT Products, services, other	$81,473	$37,943
Grant revenue	50,903	93,678
Total revenue	132,376	131,621

COSTS AND EXPENSES:
Cost of PCT products and services	48,449	31,654
Research and development	490,931	461,532
Selling and marketing	463,161	256,530
General and administrative	501,248	481,082
Total operating costs and expenses	1,503,789	1,230,798
Operating loss from continuing operations	(1,371,413)	(1,099,177)

OTHER INCOME:
Realized gain on securities available for sale	-	727,473
Interest income	30,308	71,602
Total other income	30,308	799,075
Loss before income taxes	(1,341,105)	(300,102)
Income taxes from continuing operations	-	40,519
Loss from continuing operations	(1,341,105)	(259,583)

DISCONTINUED OPERATIONS:

Loss on discontinued operations	-	(378,503)
Net loss	$(1,341,105)	$(638,086)

Loss per share from continuing operations - basic and diluted	$(0.61)	$(0.13)
Loss per share from discontinued operations - basic and diluted	-	(0.18)
Net loss per share - basic and diluted	$(0.61)	$(0.31)

Weighted average number of shares used to calculate loss per share - basic and diluted	2,192,175	2,065,425

Consolidated Balance Sheets
	March 31,	December 31,
ASSETS	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$4,146,820	$5,424,486
Accounts receivable	106,867	118,471
Inventories	595,060	172,548
Deposits	211,561	553,483
Prepaid income taxes	58,463	56,863
Income tax receivable	249,541	249,541
Prepaid expenses and other current assets	220,407	94,783
Total current assets	5,588,719	6,670,175

PROPERTY AND EQUIPMENT, NET	339,713	257,797

OTHER ASSETS
Intangible assets, net	316,132	328,290
TOTAL ASSETS	$6,244,564	$7,256,262

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$378,609	$152,729
Accrued employee compensation	364,144	377,190
Accrued professional fees and other expenses	189,642	186,840
Income taxes payable	5,889	4,519
Deferred revenue	9,911	15,075
Total current liabilities	948,195	736,353

LONG TERM LIABILITIES
Deferred revenue	6,127	6,767
TOTAL LIABILITIES	954,322	743,120

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock; 1,000,000 shares authorized; 0 outstanding	-	-
Common stock, $.01 par value; 20,000,000 shares authorized;
2,192,175 shares issued and outstanding	21,922	21,922
Additional paid-in capital	6,402,821	6,284,616
Retained (deficit) earnings	(1,134,501)	206,604
Total stockholders' equity	5,290,242	6,513,142
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,244,564	$7,256,262

Investor Contacts:
Richard T. Schumacher, President & CEO
Edward H. Myles, Senior Vice President of Finance & CFO
Pressure BioSciences, Inc.
(T) 508-230-1828